                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]            Filed by a Party other than the
                                       Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

                              NETOPTIX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                              NETOPTIX CORPORATION
                            STURBRIDGE BUSINESS PARK
                                  P.O. BOX 550
                        STURBRIDGE, MASSACHUSETTS 01566
                            TELEPHONE (508) 347-9191

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 26, 2000

     The Annual Meeting of Stockholders of NetOptix Corporation (the "Company") will be held at the Boston Harbor Hotel, Boston, Massachusetts, at 10:00 a.m., on Wednesday, January 26, 2000, for the following purposes:

     1. To elect seven directors of the Company to serve on the Board of Directors of the Company for the ensuing year and until their successors are duly elected;

     2. To approve the 1999 Stock Option Plan;

     3. To approve the 1999 Stock Option Plan for Non-Employee Directors;

     4. To approve an amendment of the Company's Restated Certificate of Incorporation, as amended (the "Charter"), to increase the number of authorized shares of common stock, $.01 par value (the "Common Stock"), to 100,000,000 shares of Common Stock;

     5. To approve an amendment of the Charter to authorize a new class of undesignated preferred stock, $.01 par value (the "Preferred Stock"), consisting of 2,000,000 shares of Preferred Stock;

     6. To approve the deletion of Article FIFTH of the Charter requiring the approval of 66 2/3% of the outstanding shares to approve (a) any merger, consolidation, dissolution of the Company, (b) the sale of substantially all of its assets and (c) any amendment to the Charter which would modify Article FIFTH; and

     7. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on December 8, 1999 are entitled to notice of and to vote at this Annual Meeting or any postponements or adjournments of this Annual Meeting. A list of those stockholders will be available for examination by any stockholder of the Company during ordinary business hours for 10 days before this Annual Meeting at the principal offices of the Company at Sturbridge Business Park, Sturbridge, Massachusetts 01566 and during the Annual Meeting.

     ALL STOCKHOLDERS OF THE COMPANY ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THIS ANNUAL MEETING SHOULD YOU SO DESIRE. AS EXPLAINED IN THE PROXY STATEMENT, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS ACTUALLY VOTED AT THE MEETING.

     Beneficial owners of stock held by banks, brokers or investment plans (in "street name") will need proof of ownership to be admitted to this Annual Meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

     A copy of the Company's Annual Report is enclosed. A copy of the Company's Form 10-K for its fiscal year ending on September 30, 1999 is included in the enclosed Annual Report and will be delivered, without charge, to each of you who receives a proxy statement, upon your request.

                                          By Order of the Board of Directors,

                                          Stephen A. Magida
                                          Secretary

December 27, 1999

                              NETOPTIX CORPORATION
                            STURBRIDGE BUSINESS PARK
                                  P.O. BOX 550
                        STURBRIDGE, MASSACHUSETTS 01566
                            TELEPHONE (508) 347-9191

                            ------------------------

                                PROXY STATEMENT

       FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26, 2000

                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of NetOptix Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on January 26, 2000, at the Boston Harbor Hotel, Boston, Massachusetts, at 10:00 a.m., and at any adjournments thereof. The Company will bear the cost of this solicitation of proxies, including, upon request, reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of proxies by telephone, facsimile or in person, but no additional compensation will be paid to them, and the Company may engage a third-party solicitation firm or other person to undertake solicitation by telephone, facsimile or in person, for which the Company will pay usual and customary fees and expenses.

     The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors, FOR the approval of the 1999 Stock Option Plan, FOR approval of the 1999 Stock Option Plan for Non-Employee Directors and FOR the amendments to the Certificate of Incorporation.

     On December 8, 1999, the Company had outstanding 11,408,731 shares of Common Stock, $.01 par value (the "Common Stock"), which is its only outstanding class of voting stock. Only stockholders of record at the close of business on December 8, 1999 will be entitled to vote at the meeting. The holders of Common Stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting. A majority in interest of the outstanding Common Stock represented at the meeting in person or by proxy constitutes a quorum for the transaction of business. Abstentions and broker non-votes will be considered as shares present for purposes of determining the presence of a quorum.

     The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is December 27, 1999.

                                STOCK OWNERSHIP

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 8, 1999 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the directors and nominees for election as directors of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table, and
(iv) all executive officers and directors of the Company as a group:

                                                             SHARES OF COMMON
                                                            STOCK BENEFICIALLY
                                                                 OWNED(1)
                                                           ---------------------
                      BENEFICIAL OWNER                     SHARES(2)     PERCENT
                      ----------------                     ---------     -------

Andlinger Capital XIII LLC...............................  4,000,000(3)   32.23%
  105 Harbor Drive
  Stamford, Connecticut 06902
State Street Research & Management Company...............    802,500       7.03%
  One Financial Center, 30th Floor
  Boston, Massachusetts 02111-2690
Gerhard R. Andlinger.....................................  4,100,000(4)   33.04%
Charles E. Ball..........................................        [0]          *
John F. Blais, Jr........................................    806,652       7.07%
Todd F. Davenport........................................     10,000(5)       *
Robert D. Happ...........................................     32,500(6)       *
Stephen A. Magida........................................  4,199,465(7)   33.84%
Josef W. Rokus...........................................     18,694(8)       *
William T. Hanley........................................      2,000(9)       *
W. Kip Speyer............................................    102,906(10)      *
All executive officers and directors as a group
  (     persons).........................................  5,432,217(11)  42.74%

---------------
   * Indicates less than 1%.

 (1) Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares listed in the table.

 (2) Information is as of December 8, 1999.

 (3) Includes 1,000,000 shares which may be acquired upon exercise of a warrant.

 (4) Includes (a) 4,000,000 shares (1,000,000 of which may be acquired upon exercise of a warrant) held by Andlinger Capital XIII LLC ("Andlinger Capital"), with respect to which Mr. Andlinger shares voting and investment power; and (b) 100,000 shares subject to non-qualified stock options granted to ANC Management Corp. ("ANC"), of which Mr. Andlinger is the principal, under the 1991 Stock Option Plan pursuant to a Management Advisory and Consulting Agreement dated as of August 31, 1999 by and between the Company and ANC Management Corp., with respect to which Mr. Andlinger shares voting and investment power. See "Employment Contracts and Termination of Employment" below.

 (5) These shares are subject to options granted to Mr. Davenport under the 1996 Director Stock Option Plan.

 (6) Includes 22,500 shares subject to options granted to Mr. Happ under the 1996 Director Stock Option Plan.

 (7) Includes (a) 28,000 shares held of record by eight irrevocable trusts, of which Mr. Magida is sole trustee, for the benefit of the family members of Mr. Andlinger; (b) 4,000,000 shares (1,000,000 of which may be acquired upon exercise of a warrant) held of record by Andlinger Capital, with respect to which Mr. Magida shares voting and investment power; and (c) 171,465 shares owned (as of December 27, 1999) by a trust of which Mr. Magida is the sole Trustee (with power to vote and invest such shares) and of which Mr. Andlinger is the beneficiary.

 (8) Includes 10,000 shares subject to options granted to Mr. Rokus under the 1991 Employee Stock Option Plan and 3,894 shares held of record by Mr. Rokus through the Employee Stock Purchase Plan. Mr. Rokus resigned from the Company effective November 12, 1999.

 (9) Mr. Hanley resigned from the Company on November 18, 1998.

(10) Mr. Speyer resigned from the Company effective July 6, 1999.

(11) Includes 302,500 shares subject to options granted to officers, directors and ANC under the 1981 Employee Stock Option Plan, the 1991 Employee Stock Option Plan and the 1996 Director Stock Option Plan and 1,000,000 shares which may be acquired by Andlinger Capital upon exercise of a warrant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's executive officers and directors and persons who own beneficially more than 10% of the Company's Common Stock are required under
Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the Company's directors and executive officers, all required filings were timely made in the fiscal year ended September 30, 1999.

                               CHANGE IN CONTROL

     On January 26, 1999, pursuant to a previously announced Securities Purchase Agreement dated December 22, 1998 (the "Purchase Agreement"), Andlinger Capital XIII LLC, a Connecticut limited liability company ("Andlinger Capital"), purchased from the Company in a private transaction 2,000,000 shares of the Company's Common Stock together with warrants to purchase an additional 2,000,000 shares of the Company's Common Stock for an aggregate purchase price of $6,000,000. Upon consummation of this transaction, Andlinger Capital acquired beneficial ownership of an aggregate of 4,000,000 newly issued shares of the Company's Common Stock (of which 2,000,000 shares are attributable to the warrants) representing approximately 33% of the then issued and outstanding shares of Common Stock of the Company (including as outstanding for the purposes of determining such percentage the 2,000,000 shares issuable upon exercise of the warrants). The acquisition of these securities by Andlinger Capital, taking into account the terms of the Purchase Agreement described below, may constitute a change in control of the Company. Andlinger Capital exercised 1,000,000 warrants for the purchase of 1,000,000 shares of Common Stock in September 1999.

     Under the terms of the Purchase Agreement, the Company's Board of Directors was enlarged to seven members, including three individuals designated by Andlinger Capital. The Purchase Agreement provides that, for as long as Andlinger Capital and its affiliates continue to own in the aggregate not less than 50% of its initial investment, including as owned those shares of Common Stock issuable under the warrants, the Company and its Board of Directors will support the nomination of and take certain actions such that the number of nominees recommended by the Board of Directors to the stockholders of the Company for election as directors at each annual meeting of the stockholders includes at least the number of directors selected by Andlinger Capital equal to one less than a majority of the directors following such election, and that Andlinger Capital will be entitled to have at least one of its designees appointed to each committee of the Board of Directors. In addition, pursuant to the terms of the Purchase Agreement, the Company has amended its By-Laws to provide for supermajority Board of Directors voting requirements for specified actions of the Company, including mergers, acquisitions, divestitures and financings, so long as Andlinger Capital and its affiliates continue to own not less than 98% of its initial investment.

     Assuming all seven nominees are elected by the stockholders at the Annual Meeting, the Board of Directors will have seven (7) members, of which three (3) have been designated by Andlinger Capital. See "Election of Directors" below.

     The members of Andlinger Capital are Gerhard A. Andlinger, Stephen A. Magida (manager of Andlinger Capital), Charles E. Ball and John P. Kehoe. Andlinger Capital obtained the funds to pay the purchase price under the Purchase Agreement from cash contributions by the members of Andlinger Capital from (i) personal funds in the amount of $5,550,000 in the case of Mr. Andlinger, (ii) a loan in the amount of $75,000 from Mr. Andlinger's personal funds at a rate of 10% per annum in the case of Mr. Magida, (iii) a loan in the amount of $75,000 from Mr. Andlinger's personal funds at a rate of 10% per annum in the case of Mr. Kehoe and (iv) a loan in the amount of $300,000 from Mr. Andlinger's personal funds at a rate of 10% per annum in the case of Mr. Ball.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at seven for the coming year. The seven persons named below have been nominated by the Board of Directors for election at the Annual Meeting as directors of the Company to serve until the next Annual Meeting and until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this proxy statement and has agreed to serve as a director if elected at the Annual Meeting. Pursuant to the terms of the Securities Purchase Agreement described above (see "Change in Control" above) between the Company and Andlinger Capital, Messrs. Andlinger, Ball and Magida were selected as nominees by Andlinger Capital.

     Unless otherwise directed, the persons named in the proxy intend to vote for the election of these nominees. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors. The affirmative vote of the holders of a plurality of the Common Stock represented at the meeting in person or by proxy will be required to elect directors. Abstentions have the effect of negative votes.

                                      BUSINESS EXPERIENCE DURING PAST FIVE            DIRECTOR
       NAME AND AGE                       YEARS AND OTHER DIRECTORSHIPS                SINCE
       ------------                   ------------------------------------            --------
Gerhard R. Andlinger.......  Chairman of the Company (since January 1999) and             1999
(68)                         President and Chief Executive Officer of the Company
                             (since July 1999); Chairman and Chief Executive Officer
                             of Andlinger & Company, Inc., a private investment
                             company, and a member of Andlinger Capital.
Charles E. Ball ...........  Principal of Andlinger & Company, Inc. and an employee       1999
  (49)                       of ANC Management Corp., a management company
                             affiliated with Andlinger & Company.
John F. Blais, Jr. ........  Formerly (until July 1999) President, and since July         1998
  (61)                       1999, President Emeritus, of Optical Filter
                             Corporation, a subsidiary of the Company.
Todd F. Davenport .........  President and Founder of Cardiant Medical Corporation        1998
  (49)                       since April, 1995, and President of St. Jude Medical,
                             Inc., (International Division) from 1992 to 1995.
Robert D. Happ ............  Former regional managing partner of KPMG Peat Marwick        1995
  (59)                       LLP, a public accounting firm, from which he retired in
                             1994. Mr. Happ also serves as a Trustee of
                             Cambridgeport Mutual Holding Company, a mutual bank
                             holding company.
Stephen A. Magida .........  Secretary of the Company since November 12, 1999.            1999
  (56)                       Manager of Andlinger Capital XIII LLC. Self-employed
                             attorney since May 1994. Prior thereto, Mr. Magida was
                             a partner with Dechert Price & Rhoads, attorneys.
Paul C. O'Brien............  President of The O'Brien Group, Inc. and of Pan-Asia
  (60)                       Development Corporation, an investment firm
                             concentrating on Asian ventures. From 1987 until 1994,
                             Mr. O'Brien was with New England Telephone and
                             Telegraph Company ("New England Telephone"), the unit
                             of NYNEX covering the New England region. He joined New
                             England Telephone in 1987 as Executive Vice President
                             and Chief Operating Officer; in 1988 he was appointed
                             President and Chief Executive Officer; and in 1993 he
                             was elected Chairman. Mr. O'Brien serves on the boards
                             of Renaissance Worldwide, Inc., Cambridge NeuroScience,
                             Inc. and View Tech, Inc.

     The Board of Directors held 18 meetings during the fiscal year ended September 30, 1999. Each director attended at least 75% of all meetings of the Board and of all meetings of committees of the Board on which he served during the last fiscal year.

COMMITTEES OF THE BOARD OF DIRECTORS

     For the fiscal year ended September 30, 1999, the Company had an Audit Committee (Messrs. Ball, Happ and Davenport) and a Compensation Committee (Messrs. Happ, Davenport and Magida). The Company does not have a nominating committee.

     The Audit Committee held three meetings during the fiscal year ended September 30, 1999. The Audit Committee meets periodically with management and the Company's independent certified public accountants to discuss their evaluation of internal accounting controls, the quality of financial reporting and related matters. The independent auditors have free access to the Audit Committee, without the presence of management, to discuss the results of their audits. The Board of Directors, upon the Committee's recommendation, approves the extent of nonaudit services provided by the independent auditors, giving due consideration to the impact of such services on their independence.

     The Compensation Committee, whose functions are described under "Compensation Committee Report" below, held two meetings during the fiscal year ended September 30, 1999.

DIRECTOR COMPENSATION

     Director Fees. During fiscal year 1999, the compensation of Board members (other than full-time employees of the Company) was $10,000 per year plus $1,500 per meeting attended ($250 for meetings attended by conference telephone). Members of the committees of the Board of Directors received $1,000 to attend each committee meeting not held on the same day as a Board of Directors meeting.

     Director Stock Options. On December 14, 1999, the Board of Directors adopted the 1999 Stock Option Plan for Non-Employee Directors (the "1999 Directors Plan"), subject to stockholder approval, which replaced the 1996 Director Stock Option Plan (the "1996 Directors Plan"). See "Approval of the 1999 Stock Option Plan for Non-Employee Directors" below. The 1999 Directors Plan does not become effective until approved by the stockholders and no options have been granted under the 1999 Directors Plan.

     Under the 1996 Directors Plan, nonstatutory options to purchase 2,500 shares of the Company's Common Stock were granted to each non-employee director on the director's election at each Annual Meeting of Stockholders. Options become exercisable one year after grant or earlier upon the death or disability of the director and upon a change in control of the Company, as defined in the Plan. No option may be exercised more than one year after the director's termination as a director for any reason. The option exercise price is the fair market value of the Common Stock on the date of grant. The option exercise price may be paid in cash, in shares of Common Stock having a fair market value equal to the exercise price at the time of exercise, or a combination of cash and Common Stock. On February 23, 1999, the Board of Directors amended the 1996 Plan to provide for a grant to each of Messrs. Davenport and Happ of options to purchase 10,000 shares of Common Stock at a price of $5.25 per share, the fair market value of the Common Stock on the grant date, and then to terminate the 1996 Plan. Accordingly, no additional grants will be made under the 1996 Plan at the Annual Meeting or otherwise. The terms of the February 23, 1999 option grants were the same as prior grants under the 1996 Plan, except that options for half of the shares become exercisable 6 months after grant and the other half 18 months after grant.

     Including the February 23, 1999 option grants described above, Mr. Happ has been granted options to purchase a total of 22,500 shares of Common Stock at prices from $5.25 to $25.75 per share, and Mr. Davenport has been granted an option to purchase 10,000 shares of Common Stock at $5.25 per share.

     Indemnification Agreements. The Company entered into an Indemnification Agreement with each non-employee director providing for indemnification by the Company for liabilities and expenses incurred in connection with any threatened or pending legal proceeding by reason of service to or at the request of the Company. The Indemnification Agreements, among other things, provide procedures and remedies applicable to the determination of the right to indemnification, particularly in the event of a change in control of the Company, as defined.

                               EXECUTIVE OFFICERS

     Thomas J. Mathews, 53, was appointed Vice President, Finance and Chief Financial Officer of the Company on February 24, 1999. Prior to joining the Company, Mr. Mathews served as Worldwide Controller -- Printing Business in the Imaging Products Division of International Paper in Binghamton, New York, from July 1995 to February 1999. From April 1987 to June 1995, Mr. Mathews served as Controller -- Folding Carton and Beverage Packaging Division at International Paper.

     Ralf T. Faber, 38, was appointed President and Chief Executive Officer of Optical Filter Corporation ("OFC"), a wholly-owned subsidiary of the Company, on July 1, 1999. Prior to joining OFC, Mr. Faber served as Division Manager, Optics Deposition Systems, for Leybold Systems, GmbH in Hanau, Germany from July 1995 to June 1999. From October 1993 to June 1995, Mr. Faber served as Project Engineer for Marketing and Sales of optics systems in Europe and Asia for Leybold Systems, GmbH.

     John D. Barlow, 48, was appointed President and Chief Executive Officer of Leisegang Medical, Inc., a subsidiary of the Company, on July 6, 1999. Prior to
joining the Company, Mr. Barlow served from [               ] to
[               ] as President of Ethox Corp., Buffalo, New York, a business affiliated with Andlinger & Company that manufactures plastic disposable medical devices and provides ethylene oxide sterilization and microbiological/chemistry laboratory testing services.

                             EXECUTIVE COMPENSATION

     The Compensation Committee Report on Executive Compensation set forth below describes the Company's compensation policies applicable to executive officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the compensation of all executive officers of the Company, as well as the Company's Stock Option Plans, and acts on other compensation matters.

     The Committee reviews the compensation of all executive officers at least once a year, and structures such compensation in a manner which is designed to attract, retain and motivate executive personnel whose performance is expected to increase stockholder value through achievement of company objectives. The Company's executive compensation program basically contains the following three elements: base compensation, bonus and periodic stock option grants. In determining the amounts of each element, the Committee may review publicly available executive compensation surveys of companies comparable in size and activities to those of the Company. During fiscal year 1999, Mr. Hanley was President and Chief Executive Officer of the Company from October 1, 1998 to November 18, 1998, Mr. Speyer was President and Chief Executive Officer from November 18, 1998 to July 6, 1999 and Mr. Andlinger has served in that position since July 6, 1999.

     In view of the Company's financial performance in fiscal 1998, Mr. Hanley's salary was reduced from $220,000 to $176,000. When Mr. Speyer became President and Chief Executive Officer in November 1998, his base compensation was set at $250,000. In addition, the employment agreement entered into at that time by the Company and Mr. Speyer provided for him to receive a bonus based on the performance of the Company's Leisegang subsidiary, of which he was also President.

     The Company's variable pay plan for executive officers in fiscal year 1999 was part of a variable pay plan in effect for all of the Company's employees. Under this plan, executive officers were to be compensated based on the earnings per share results of the Company versus the earnings per share goal in the Company's operating plan for the fiscal year. For fiscal year 1998 and fiscal year 1999, no variable pay bonuses were payable.

     See also "Employment Contracts and Termination of Employment" and "Certain Relationships and Related Transactions" below.

                                          By the Compensation Committee,

                                          Todd F. Davenport
                                          Robert D. Happ
                                          Stephen A. Magida

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the chief executive officer, two former chief executive officers and certain current and former executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 1999:

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                        ANNUAL        ------------
                                                     COMPENSATION      SECURITIES
                                                   ----------------    UNDERLYING       ALL OTHER
                NAME AND                  FISCAL   SALARY    BONUS      OPTIONS      COMPENSATION(1)
           PRINCIPAL POSITION              YEAR      ($)      ($)         (#)              ($)
           ------------------             ------   -------   ------   ------------   ---------------
Gerhard R. Andlinger(2).................   1999          0        0           0               0
  Chairman of the Board, President and     1998         --       --          --              --
  Chief Executive Officer                  1997         --       --          --              --
John F. Blais, Jr.(3)...................   1999    169,286       --          --          17,715
  President and Chief Executive Officer of 1998    100,290   92,760          --          17,358
  Optical Filter Corporation               1997    100,290   86,875          --          16,919
Josef W. Rokus(4).......................   1999    130,683       --      20,000          11,791
  Vice President, Corporate Development    1998    116,333       --          --          12,476
  and Secretary                            1997    104,619   18,000      10,000          13,821
William T. Hanley(5)....................   1999    149,120       --          --           1,642
  President and Chief Executive            1998    213,318       --          --          12,043
  Officer                                  1997    189,252       --      60,000          14,130
W. Kip Speyer(6)........................   1999    254,808   50,000     200,000          17,117
  President and Chief Executive            1998    220,673   90,000      20,000          17,646
  Officer                                  1997    144,520   67,500      20,000          15,134

---------------
(1) All Other Compensation in 1999 includes contributions under the Company's 401(k)Plan, vacation and paid absence allowance pay-outs and the Company's portion of split dollar life insurance premiums as follows:

                                                             VACATION AND
                                                                 PAID         LIFE
                                              401(K) PLAN      ABSENCE      INSURANCE
     NAME OF                                 CONTRIBUTIONS    ALLOWANCES    PREMIUMS
     OFFICER                                      ($)            ($)           ($)
     -------                                 -------------   ------------   ---------
John F. Blais, Jr..........................      2,000             --            --
Josef W. Rokus.............................      3,681             --         8,110
William T. Hanley..........................         --             --         1,642
W. Kip Speyer..............................      6,130          4,808            --

(2) Mr. Andlinger is not compensated by the Company. A Management Advisory and Consulting Agreement (the "Management Agreement") dated as of August 31, 1999 by and between the Company and ANC Management Corp. ("ANC"), of which Mr. Andlinger is a principal, provides that ANC will receive (i) cash compensation at the rate of $250,000 per annum and (i) non-qualified options to purchase

    100,000 shares of Common Stock as consideration for Consulting Services (as defined in the Management Agreement). See "Employment Contracts and Termination of Employment" below.

(3) The Company paid the premiums for Mr. Blais' Long-Term Disability Insurance amounting to $4,728 and Health Insurance amounting to $7,487. In addition, Mr. Blais received a vehicle allowance of $3,500.

(4) Mr. Rokus resigned from the Company effective November 12, 1999.

(5) Mr. Hanley resigned as an officer and employee of the Company on November 18, 1998. Mr. Hanley's salary includes fees in the total amount of $120,000 through November 18, 1999 and retained 135,000 options under a Consulting Agreement with the Company. See "Employment Contracts and Termination of Employment" below.

(6) Mr. Speyer resigned as an officer and employee of the Company effective July 6, 1999, and surrendered and forfeited 150,000 options granted in February 1999 pursuant to his Employment Agreement. Mr. Speyer received $6,180 toward a leased vehicle. Mr. Speyer will continue to receive compensation and retained 50,000 options through September 30, 2001 under a Consulting Agreement with the Company entered into in July 1999. See "Employment Contracts and Termination of Employment" below.

                       OPTION GRANTS IN FISCAL YEAR 1999

     The following table sets forth certain information concerning options granted to the named executive officers of the Company in fiscal year 1999:

                                 INDIVIDUAL GRANTS
                             --------------------------                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                                            % OF TOTAL                   ANNUAL RATES OF STOCK PRICE APPRECIATION
                                             OPTIONS      EXERCISE                  FOR OPTION TERM(1)
                             SECURITIES     GRANTED TO       OF      ------------------------------------------------
                             UNDERLYING    EMPLOYEES IN     BASE      ORIGINAL
                             OPTION/SARS      FISCAL       PRICE     EXPIRATION
           NAME              GRANTED(#)     YEAR 1999      ($/SH)       DATE      0%($)     5%($)(2)      10%($)(2)
           ----              -----------   ------------   --------   ----------   -----   ------------   ------------
Josef W. Rokus.............     10,000          1.6%        3.250     11/23/08      0       319,748.46     528,396.81
                                10,000          1.6%       11.438     07/22/09      0       237,868.46     446,516.81
W. Kip Speyer(3)...........     50,000          8.2%        3.875     12/31/00      0     1,564,492.32   2,610,734.03
                                50,000          8.2%        5.250     02/23/09      0     1,498,742.32   2,541,984.03
                               100,000         16.4%        5.250     02/23/09      0     2,997,484.63   5,083,968.07

---------------
(1) Based upon the last trading price ($21.625) of the Company's Common Stock on September 30, 1999, the dollar amounts under these columns are the result of calculations at the 5% and 10% rates prescribed by the rules of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionee is possible without an increase in the price of the Common Stock, which will benefit all stockholders proportionately.

(2) In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of the Common Stock would be $35.22 and $56.09, or 63% and 159% above the exercise price, respectively.

(3) Mr. Speyer surrendered and forfeited 150,000 of the 200,000 options granted on February 23, 1999 upon his resignation. See "Employment Contracts and Termination of Employment" below.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table provides information as to options exercised by each of the named executive officers in fiscal year 1999 and the value of the remaining options held by each such executive officer at year-end, measured using the last trading price ($21.625) of the Company's Common Stock on September 30, 1999:

                                                                 NO. OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                                       SHARES                     OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                      ACQUIRED                    FISCAL YEAR-END               FISCAL YEAR-END
                                         ON       VALUE     ---------------------------   ---------------------------
                                      EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                NAME                    (#)        ($)          (#)            (#)            ($)            ($)
                ----                  --------  ----------  -----------   -------------   -----------   -------------
Josef W. Rokus......................   12,000    98,062.50     5,000          5,000        66,875.00      79,375.00
                                                               5,000         10,000        79,375.00     183,750.00
                                                                             10,000                      101,870.00
William T. Hanley...................   19,000    30,875.00     6,250         10,000        70,312.50     158,760.00
                                        6,000     6,750.00                   20,000                      232,500.00
                                       15,000    35,625.00
                                       10,000    26,250.00
                                        5,000    25,000.00
                                        5,000    25,937.50
                                       20,000   115,000.00
                                       18,750   106,406.25
W. Kip Speyer(1)....................                          10,000                      167,500.00
                                                              50,000                      887,500.00

---------------
(1) Mr. Speyer exercised the following number of options after September 30, 1999, yielding the following values:

                                                    NUMBER OF           VALUE
DATE OF EXERCISE                                OPTIONS EXERCISED     REALIZED
----------------                                -----------------    -----------

October 13, 1999..............................        2,500          $ 46,562.50
October 14, 1999..............................        2,500            46,562.50
October 29, 1999..............................        1,000            15,375.00
November 1, 1999..............................        4,000            61,500.00
November 2, 1999..............................        5,000            92,500.00
November 4, 1999..............................       20,000           460,000.00
November 4, 1999..............................        5,000           115,625.00
November 4, 1999..............................        5,000           120,625.00
November 4, 1999..............................        5,000           123,125.00
November 4, 1999..............................        5,000           125,625.00
November 4, 1999..............................        5,000           128,125.00

                               PENSION PLAN TABLE

     The following table shows the estimated annual benefits payable under the Company's Pension Plan:

                                                            YEARS OF SERVICE
                                           ---------------------------------------------------
REMUNERATION                                 15         20         25         30         35
------------                               -------    -------    -------    -------    -------
$125,000.................................  $27,030    $36,040    $45,050    $51,300    $57,550
 150,000.................................   33,030     44,040     55,050     62,550     70,050
 175,000.................................   35,430     47,240     59,050     67,050     75,050
 200,000.................................   35,430     47,240     59,050     67,050     75,050
 225,000.................................   35,430     47,240     59,050     67,050     75,050
 250,000.................................   35,430     47,240     59,050     67,050     75,050
 300,000.................................   35,430     47,240     59,050     67,050     75,050
 350,000.................................   35,430     47,240     59,050     67,050     75,050
 400,000.................................   35,430     47,240     59,050     67,050     75,050
 450,000.................................   35,430     47,240     59,050     67,050     75,050
 500,000.................................   35,430     47,240     59,050     67,050     75,050

     All employees who joined the Company prior to January 1, 1995 and who work at least 1,000 hours per year are eligible for participation in the Company's Pension Plan. Upon retirement at age 65, the Pension Plan will pay an annual pension equal to the sum of (a) 1% of the employee's average total salary during the highest five consecutive years in his last ten years of service multiplied by credited years of service and (b) 6/10 of 1% of such average total compensation in excess of the employee's Social Security-covered compensation multiplied by credited years of service (up to a maximum of 25 years). Only base salary is covered by the Pension Plan. Years of service for the persons named in the Summary Compensation Table above and eligible for participation in the Pension Plan are as follows: Mr. Hanley, 16 and Mr. Rokus, 15. Mr. Hanley resigned from the Company on November 18, 1998, and is no longer an active participant in the Pension Plan. Mr. Rokus resigned form the Company effective November 12, 1999 and is no longer an active participant in the Pension Plan.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

     On November 16, 1998, Mr. Speyer entered into an Employment Agreement with the Company pursuant to which Mr. Speyer agreed to continue as President and Chief Executive Officer of the Company at an annual salary of $250,000, with the opportunity to receive incentive bonus compensation up to 40% of his salary. The Employment Agreement provided that if the Employment Agreement was terminated by the Company without cause prior to the September 30, 2001 termination date, the Company was obligated to pay Mr. Speyer his salary through such date, including the full amount of his incentive bonus. Effective July 6, 1999, Mr. Speyer resigned as Director, President and Chief Executive Officer of the Company and his Employment Agreement with the Company was terminated at that time. In connection with Mr. Speyer's resignation as a Director and officer of the Company, Mr. Speyer entered into a Consulting Agreement (the "Speyer Consulting Agreement") with the Company pursuant to which Mr. Speyer agreed to continue as an employee of the Company in an internal consultant capacity until September 30, 2001 for a compensation package of (i) base compensation at the rate of $250,000 per annum until September 30, 2000; (ii) base compensation at the rate of $120,000 per annum from October 1, 2000 through September 30, 2001; and (iii) bonus compensation of $50,000, paid on October 29, 1999, based on Leisegang Medical, Inc. achieving net sales of $9.2 million for the fiscal year ending September 30, 1999. Such net sales were achieved and the bonus was paid. At the time of Mr. Speyer's resignation as a Director and Officer of the Company, the Company had granted to Mr. Speyer options to purchase a total of 250,000 shares of the Company's Common Stock. As consideration for the compensation package set forth above, Mr. Speyer agreed to forfeit and surrender to the Company 190,000 of the 250,000 stock options previously granted to him by the Company. The Speyer Consulting Agreement further provided that the 60,000 stock options which Mr. Speyer retained following the execution of the Speyer Consulting Agreement were deemed to be fully vested but must be exercised by Mr. Speyer prior to December 31, 2000 (or in the event of Mr. Speyer's death, by his personal or legal representative within six (6) months after the date of death).

     Mr. Hanley resigned as President and Chief Executive Officer of the Company on November 18, 1998. Pursuant to a Consulting Agreement dated November 24, 1998 between Mr. Hanley and the Company, Mr. Hanley agreed to act as a consultant to the Company for a fee of $10,000 per month for a period of 12 months, and accordingly, Mr. Hanley received a total of $120,000 through November 18, 1999 pursuant to the Consulting Agreement.

     On January 1, 1999, Mr. Rokus entered into an Employment Agreement with the Company pursuant to which the Company agreed to pay Mr. Rokus an annual salary of $130,000. Effective November 12, 1999, Mr. Rokus resigned as Vice President and Corporate Secretary of the Company and his Employment Agreement with the Company was terminated at that time.

     Effective July 6, 1999, the Company entered into an Employment Agreement with John D. Barlow, Jr. (the "Barlow Employment Agreement") pursuant to which Mr. Barlow agreed to serve as Chief Executive Officer of Leisegang Medical, Inc. ("Leisegang"), a subsidiary of the Company, at an annual salary of $181,500, with the opportunity to receive annual incentive cash bonuses following the closing of each fiscal year. The Barlow Employment Agreement also provides that in the event of the sale of the women's health-related medical products business of Leisegang during Mr. Barlow's employment with Leisegang, Mr. Barlow is entitled to a transaction bonus equal to the greater of (i) ten percent (10%) of the amount by which the net proceeds of such sale exceed $14.5 million or (ii) $200,000. Pursuant to the Barlow Employment Agreement, the Company paid Mr. Barlow a $50,000 cash bonus on August 6, 1999, and to date the Company has granted Mr. Barlow options to purchase a total of 50,000 shares of the Company's Common Stock.

     Effective July 1, 1999, the Company entered into an Employment Agreement with Ralf T. Faber (the "Faber Employment Agreement") pursuant to which Mr. Faber agreed to serve as President and Chief Executive Officer of Optical Filter Corporation, a subsidiary of the Company ("OFC"), at an annual salary of $175,000 per annum, with the opportunity to receive an annual bonus not to exceed 30% of his annual salary based on the satisfaction of specific objectives determined before the start of the fiscal year for which the bonus is to be paid. The Faber Employment Agreement also provides for the grant of an option to buy a total of 35,000 shares of Common Stock pursuant to the provisions of the 1991 Stock Option Plan.

     Mr. Blais has an employment agreement with the Company providing for him to serve as president of OFC at an annual salary of $100,000 through January 30, 1999 and as President Emeritus on a half-time basis at an annual salary of $50,000 for two years thereafter. In December 1998, the Board of Directors temporarily extended his services as president of Optical Filter Corporation on a full-time basis and authorized an increase in salary to $200,000 per annum. On June 30, 1999, Mr. Blais resigned as President of OFC and began serving as President Emeritus under the terms of his Employment Agreement at an annual salary of $50,000.

     Pursuant to a Management Advisory and Consulting Agreement (the "Management Agreement") dated as of August 31, 1999 by and between the Company and ANC Management Corp. ("ANC"), Gerhard R. Andlinger, the principal of ANC, serves as President and CEO of the Company. The Management Agreement provided that ANC will receive (i) cash compensation at the rate of $250,000 per annum and (ii) non-qualified options to purchase 100,000 shares of Common Stock at an exercise price of $11.4375 per share, exercisable at any time until June 30, 2009, as consideration for Consulting Services (as defined in the Management Agreement). Of such options, 25,000 vested on August 31, 1999. The remaining 75,000 options will vest in three equal annual installments beginning June 30, 2000. The Consulting Services include, but are not limited to, the services provided to the Company by Mr. Andlinger. In addition, the Company will reimburse all out-of-pocket expenses reasonably incurred by ANC in providing Consulting Services. The term of the Management Agreement began on July 6, 1999 and will expire on June 30, 2002, unless sooner terminated (i) by the Board of Directors for cause; (ii) by the Company upon Mr. Andlinger's death or disability; or
(iii) at ANC's election at any time upon at least ninety (90) days' written notice.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Optical Filter Corporation ("OFC"), a wholly-owned subsidiary of the Company, leases approximately 25,000 square feet of office space from a realty trust of which the sole beneficiary is John F. Blais, Jr., the former majority stockholder of OFC and currently its President Emeritus and a director of the Company. The lease, which was entered into prior to the acquisition of OFC by the Company, expires in December 2006 and provides for monthly payments of $19,500 subject to annual adjustment to reflect changes in the fair market value of the real estate. The Company is responsible for certain insurance, utilities and other operating costs. Rents paid to the realty trust during fiscal 1999 were approximately $238,054.

     The Company is party to an Indemnification Agreement with Stephen P. Todd, former Interim Chief Financial Officer of the Company, pursuant to which the Company agreed to indemnify Mr. Todd against liability incurred in any litigation by reason of his office, including compensation for time spent in litigation defense. Mr. Todd served the Company through a consulting agreement with Argus Management Corporation that was terminated by the Company on March 31, 1999.

                               PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Company's Common Stock on a yearly basis over the five-year period ended September 30, 1999, as compared with that of the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Technology Sector Index.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
           NETOPTIX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE STANDARD & POOR'S TECHNOLOGY SECTOR INDEX*

                           [PERFORMANCE GRAPH C/R/C]

                                                                   CUMULATIVE TOTAL RETURN
                                                              ----------------------------------
                                                              9/94  9/95  9/96  9/97  9/98  9/99

NETOPTIX CORPORATION                                          100   222   733   367   107   641
NASDAQ STOCK MARKET (U.S.)                                    100   138   164   225   229   372
S&P TECHNOLOGY SECTOR                                         100   158   194   315   356   623

                                   PROPOSAL 2

                       APPROVAL OF 1999 STOCK OPTION PLAN

     The following summary description of the 1999 Stock Option Plan (the "1999 Employee Plan") is qualified in its entirety by reference to the 1999 Employee Plan attached to this proxy statement as Exhibit A.

SUMMARY DESCRIPTION OF THE PLAN

     Substantially all of the shares reserved for issuance under the Company's 1991 Stock Option Plan have been allocated. As a result, on December 14, 1999, the Company's Board of Directors adopted the 1999 Employee Plan, which must be approved by the stockholders of the Company pursuant to the NASDAQ listing requirements. Under the 1999 Employee Plan, all Company employees are eligible for awards and consultants of the Company or any Affiliate (as defined in the 1999 Employee Plan) of the Company capable of contributing significantly to the successful performance of the Company are eligible for awards other than incentive stock options. The Company believes that awards under the 1999 Employee Plan provide employees and consultants an incentive to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company, thereby contributing to the Company's success. A total of 700,000 shares of Common Stock have been reserved for issuance under the 1999 Employee Plan. As of December 8, 1999, the market value of the Common Stock covered by the 1999 Employee Plan was $25,987,500. Upon approval of the 1999 Employee Plan by the stockholders, the Company intends to register, on a Form S-8 to be filed with the Securities and Exchange Commission, the shares of Common Stock subject to options granted under the 1999 Employee Plan.

     The Company's Board of Directors or a Committee it appoints (the "Committee") administers the 1999 Employee Plan and to the extent permitted by applicable law, has the authority to delegate to one or more executives of the Company the power to grant awards to participants who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16").

     Optionees will enter into stock option agreements setting forth the terms and conditions under which options are granted under the 1999 Employee Plan. The options are to be granted at an exercise price that is not less than 100% of the fair market value of the Company's Common Stock at the date of grant in the case of incentive stock options and 85% of the fair market value of the Common Stock on the grant date in the case of non-qualified stock options. The calculation of fair market value is based on the closing price of the Company's Common Stock on Nasdaq on the last trading day prior to the grant date. Each option granted pursuant to the 1999 Employee Plan is exercisable at such times and subject to such terms and conditions as the Board of Directors or the Committee may specify in the applicable award or thereafter. The consideration to be paid for the optioned shares shall be payment in cash or by personal check, cashier's check, certified check or wire transfer, unless payment in some other manner is approved by the Board of Directors, including by promissory note or other shares of the Company's Common Stock. Unless the Committee determines otherwise, the term of each option shall be 10 years from the grant date. If an optionee ceases to be an employee or consultant of the Company for any reason other than permanent and total disability or death, he or she may, but only within ninety
(90) days (or such other period of time as is determined by the Committee and set forth in the option agreement) after the date of termination of service to the Company, exercise the option to the extent that he or she was entitled to exercise it at the date of termination of service, provided that no option may be exercised after the expiration of the option period. If an optionee ceases to be an employee or consultant as a result of permanent and total disability or death, the vested portion of the option may be exercised at any time within twelve (12) months after the date of termination of service (or such other period of time as is determined by the Committee and set forth in the option agreement), provided that no option may be exercised after the expiration of the option period.

     In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available
                                       15
under the 1999 Employee Plan, then the Committee shall equitably adjust any or all of (i) the number and kind of shares in respect of which awards may be made under the 1999 Employee Plan, (ii) the number and kind of shares subject to outstanding awards, and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding award, provided that the number of shares subject to any award shall always be a whole number.

     The Board of Directors of the Company may amend, suspend or terminate the 1999 Employee Plan at any time, except that no amendment may be made without approval of the Company's stockholders if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For a summary of certain federal income tax aspects of awards made under the 1999 Employee Plan, see "Certain Federal Income Tax Consequences of Stock Option Plans Proposed for Stockholder Approval" below.

REQUIRED VOTE

     Approval of the 1999 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will have the effect of negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK OPTION PLAN.

                                   PROPOSAL 3

         APPROVAL OF 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The following summary description of the 1999 Stock Option Plan for Non-Employee Directors (the "1999 Directors Plan") is qualified in its entirety by reference to the 1999 Directors Plan attached to this proxy statement as Exhibit B.

SUMMARY DESCRIPTION OF THE PLAN

     On December 14, 1999, the Company's Board of Directors adopted the 1999 Directors Plan, which must be approved by the stockholders of the Company pursuant to the NASDAQ listing requirements. Under the 1999 Directors Plan, a director of the Company other than a director who is an employee serving as an Executive Officer (as defined in the Plan) of the Company or any parent or subsidiary corporation of the Company is eligible to receive non-qualified stock options. The Company believes that awards under the 1999 Directors Plan provide non-employee directors incentive and encourages them to acquire a proprietary interest in the Company and to continue their association with the Company. A total of 200,000 shares of Common Stock have been reserved for issuance under the 1999 Directors Plan. As of December 8, 1999, the market value of the Common Stock covered by the 1999 Directors Plan was $7,425,000. Upon approval of the 1999 Directors Plan by the stockholders, the Company intends to register, on a Form S-8 to be filed with the Securities and Exchange Commission, the shares of Common Stock subject to options granted under the 1999 Directors Plan.

     The Board of Directors or a Committee it appoints consisting of two or more members of the Board of Directors (the "Committee" and either the Board of Directors or the Committee, as the case may be, the "Administrator") administers the 1999 Directors Plan. The Administrator may designate agents to carry out responsibilities relating to the 1999 Directors Plan. To the extent permitted by law, the 1999 Directors Plan requires the Company to indemnify each member of the Board of Directors and any other employee of the Company with duties under the 1999 Directors Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the person's conduct in the performance of his duties under the 1999 Directors Plan.

     Optionees will enter into stock option agreements setting forth the terms and conditions under which options are awarded under the 1999 Directors Plan. Each non-employee director who is serving as a director at the time the 1999 Directors Plan is approved by the stockholders, presently contemplated to be at the Annual Meeting (the "Effective Date"), will be awarded an option as of such date covering 25,000 shares of the Company's Common Stock. Such options shall vest immediately as to 6,250 shares; the balance of 18,750 shares shall vest in three (3) equal annual installments of 6,250 shares each beginning January 26, 2001, so long as the participant remains a director of the Company. Non-employee directors who were not eligible for awards under the 1999 Directors Plan as of the Effective Date will be granted an option covering 25,000 shares of the Company's Common Stock as of the date such person becomes a director or if already a director, becomes eligible to participate in the 1999 Directors Plan. Such options shall vest immediately as to one-fourth of the shares covered by such options; the balance shall vest as to one-fourth of the shares covered by such options on each of the first three (3) anniversaries of the grant date so long as the optionee continues as a director of the Company on the applicable vesting date. The options are granted at an exercise price that is not less than 100% of the fair market value of the Company's Common Stock at the date of grant. The calculation of fair market value is based on the closing price of the Company's Common Stock on Nasdaq on the last trading day prior to the grant date. The purchase price to be paid for the optioned shares shall be payable in full upon exercise of the option. The purchase price may be paid in cash, by personal check or, if so permitted, by delivery of shares of the Company's Common Stock previously owned by the optionee and valued at fair market value as of the date of delivery. All options awarded under the 1999 Directors Plan expire no later than the 10th anniversary of the grant date. If an optionee ceases to be a director of the Company for any reason other than death or disability, he or she or his or her heirs and personal representatives, as the case may be, may exercise the vested and unexercised portion of his or her options at any time within ninety (90) days after such termination (twelve (12) months in the case of termination by reason of death or disability) provided that no option may be exercised after the tenth anniversary of the grant date. During the lifetime of an optionee, his or her options are exercisable only by the optionee and are not assignable or transferable. If an optionee dies, his or her option shall be transferable only by will or the laws of descent and distribution.

     In the event of any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares of Common Stock covered by each option under the 1999 Directors Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the 1999 Directors Plan but have not yet been placed under an option or which have been returned to the Plan upon the cancellation of an option, as well as the exercise price of each unexercised option, shall be proportionately adjusted by the Board of Directors.

     The Company reserves the right to amend, modify or terminate the 1999 Directors Plan at any time, except that no such amendment or termination may affect options previously granted, nor may any amendment make any change in any option previously granted which adversely affects the rights of any participant. Certain amendments require prior approval of the stockholders of the Company.

     In order to preserve the optionee's rights under the 1999 Directors Plan in the event of a Change in Control of the Company (as defined in the 1999 Directors Plan), the Board of Directors may, among other actions, at any time after any options are granted accelerate the time period relating to vesting, or the exercise of all outstanding options. If the Board of Directors does not take any of the enumerated actions, the 1999 Directors Plan and all unexercised options will terminate upon the consummation of the Change in Control.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For a summary of certain federal income tax aspects of awards made under the 1999 Directors Plan, see "Certain Federal Income Tax Consequences of Stock Option Plans Proposed for Stockholder Approval" below.

REQUIRED VOTE

     Approval of the 1999 Stock Option Plan for Non-Employee Directors requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

Broker non-votes will not be counted as present or represented for this purpose. Abstentions will have the effect of negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF STOCK
                 OPTION PLANS PROPOSED FOR STOCKHOLDER APPROVAL

A.  Incentive Stock Options

     Neither the grant, nor the exercise, of an incentive stock option will result in income being recognized by the optionee. If the stock obtained by the exercise of the incentive stock option is sold more than one year after exercise and at least two years after the grant of the option, the entire difference between the option price and the sale price of the stock will be reportable as long term capital gain. Under such circumstances, the Company will not be entitled to any deduction relating to the optionee's sale. If the optionee does not hold the shares for the requisite one and two-year periods, at the time of disposition of the shares, he will recognize ordinary income measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares are disposed of at a price in excess of their fair market value on the exercise date, such excess will be treated as a capital gain. Such capital gain will be short-term if the period between the exercise and disposition is one year or less, or long-term if such period exceeds one year. The company will be entitled to a deduction on such disposition equal to the ordinary income recognized by the optionee. If the optionee disposes of the shares prior to the satisfaction of the one and two-year periods, and the amount realized on that disposition is less than the fair market value on the exercise date, the optionee will recognize ordinary income measured by the excess of the amount realized over the exercise price. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee.

     The excess of the fair market value of the shares over the exercise price on the date of exercise, while not resulting in taxable income, will increase the optionee's alternative minimum taxable income, which in turn, may result in the optionee being subject to the alternative minimum tax for that year.

B.  Non-Qualified Stock Options

     An optionee will not recognize any income in the grant of a non-qualified option. However, on the exercise of the non-qualified option, income will be recognized measured by the excess of the fair market value of the stock over the exercise price. The income recognized by the exercise will be ordinary income, and the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. If the optionee is an employee at the time of exercise, the ordinary income will be considered wages and subject to withholding.

     Upon a subsequent sale of the shares obtained by the exercise of the non-qualified option, the optionee will recognize a capital gain or loss measured by the difference between the sale price and the fair market value of the shares on the exercise date.

                                   PROPOSAL 4

                      APPROVAL OF INCREASE IN COMMON STOCK

     On December 14, 1999, the Board of Directors of the Company adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Charter"), to provide for an increase in the authorized shares of Common Stock from 36,000,000 shares to 100,000,000 shares (the "Common Stock Proposal"). If the Common Stock Proposal is approved by the stockholders, it will be effected by the filing of a Certificate of Amendment to the Charter (the "Common Stock Amendment"), which will occur promptly after this Annual Meeting. The following discussion is qualified in its entirety by reference to the text of the proposed Amendment attached to this proxy statement as Exhibit C. Exhibit C also contains the text of Article FOURTH as currently set forth in the Charter.

     The additional shares of Common Stock to be authorized under the Common Stock Proposal, along with other authorized and unissued shares of Common Stock, will be available for any future private or public offerings to raise capital, potential acquisitions, issuance upon exercise of the stock options granted under the Company's stock option plans, conversion of convertible Preferred Stock, if and when issued by the Company, and other legitimate corporate purposes. The increase will give the Board of Directors greater flexibility in implementing the Company's business plan. There are no current plans or commitments for issuing shares of Common Stock other than upon exercise of stock options and outstanding warrants.

REQUIRED VOTE

     Approval of the Common Stock Proposal requires the affirmative vote of a majority of all of the outstanding shares of Common Stock. Broker non-votes and abstentions will have the effect of negative votes.

     The approval of the Common Stock Proposal is independent of the Preferred Stock Proposal and the Voting Rights Proposal discussed below and will be implemented if the requisite vote is achieved, whether or not the other proposals are approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMMON STOCK PROPOSAL.

                                   PROPOSAL 5

                    APPROVAL OF BLANK CHECK PREFERRED STOCK

     On December 14, 1999, the Board of Directors of the Company adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Charter to provide for the creation of a new class of 2,000,000 shares of what is commonly known as "blank check" Preferred Stock (the "Preferred Stock Proposal"). If the Preferred Stock Proposal is approved by the stockholders, it will be effected by the filing of a Certificate of Amendment to the Charter (the "Preferred Stock Amendment"), which will occur promptly after this Annual Meeting. The following discussion is qualified in its entirety by reference to the text of the proposed Preferred Stock Amendment attached to this proxy statement as Exhibit C.

     The Board of Directors believes the creation of the Preferred Stock is in the best interests of the Company and its stockholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans, pursuit of financing opportunities and otherwise.

     The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions"), are determined by the board of directors of a company. As such, the Board of Directors of the Company will in the event of the approval of this Preferred Stock Proposal by the Company's stockholders be entitled to authorize the creation and issuance of 2,000,000 shares of Preferred Stock in one or more series with such Limitations and Restrictions as may be determined in the sole discretion of the Board of Directors, with no further authorization by stockholders required for the creation and issuance of the Preferred Stock.

     Any Preferred Stock issued would have priority over the Common Stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of Preferred Stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of the Common Stock.

     The Board of Directors and management of the Company represent that they will not, without prior stockholder approval, issue any Preferred Stock (i) the principal intent of which is any defensive or anti-takeover purpose or (ii) to implement any stockholder rights plan. No Preferred Stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue.

     While the Company may consider issuing Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company presently has no agreements or understanding with any person to effect any such issuance, and the Company may never issue any Preferred Stock. Therefore, the terms of any Preferred Stock subject to this Proposal cannot be stated or predicted with respect to any or all of the securities authorized.

REQUIRED VOTE

     Approval of the Preferred Stock Proposal requires the affirmative vote of a majority of all of the outstanding shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Broker non-votes and abstentions will have the effect of negative votes.

     The approval of the Preferred Stock Proposal is not contingent on the approval of the Common Stock Proposal (or the Voting Rights Proposal) and will be implemented if the requisite vote is achieved, whether or not the Common Stock Proposal is approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PREFERRED STOCK PROPOSAL.

                                   PROPOSAL 6

          APPROVAL OF THE ELIMINATION OF SUPER-MAJORITY VOTING RIGHTS

     On December 14, 1999, the Board of Directors of the Company adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Charter to eliminate the special "super-majority" vote required for stockholders to approve any merger, consolidation, dissolution or liquidation of the Company or the sale of substantially all of its assets (hereafter, "Organic Changes") from 66 2/3% of all the outstanding shares of Common Stock to a majority of the outstanding shares of Common Stock, by deleting Article FIFTH of the Charter (the "Voting Rights Proposal"). The same "super-majority" vote is also required to amend Article FIFTH. In its present form, Article FIFTH increases the required vote for Organic Changes from the simple majority of the outstanding Common Stock, which is generally applicable to Delaware corporations, to a two-thirds majority. The Board of Directors believes that the requirement may unduly restrict the Company's ability to act promptly and flexibly to take advantage of corporate opportunities and may also provide unintended power to a minority of the outstanding stock to exercise control over such transactions.

     If the Voting Rights Proposal is approved by the stockholders, it will be effected by the filing of a Certificate of Amendment to the Charter (the "Voting Rights Amendment") deleting Article FIFTH, which will occur promptly after this Annual Meeting. Exhibit D contains the text of Article FIFTH setting forth the current super-majority voting provision.

     The Board of Directors believes it is advisable and appropriate to conform the vote necessary for the stockholders to approve the Organic Changes to the requirements generally applicable to Delaware corporations under the Delaware General Corporation Act, to provide the flexibility to consider and act upon proposed Organic Changes in a timely and ethical manner and to reduce the likelihood that holders of a minority of the outstanding shares of Common Stock could veto the desires of the holders of a majority of the outstanding Common Stock with respect to any proposed Organic Changes. Deletion of Article FIFTH from the Charter would enhance the Company's ability to enter into business combinations or other strategic transactions which the Board of Directors believes to be in the best interests of the stockholders.

REQUIRED VOTE

     Approval of the Voting Rights Proposal requires the affirmative vote of 66 2/3% of all of the outstanding shares of Common Stock. Broker non-votes and abstentions will have the effect of negative votes.

     The approval of the Voting Rights Proposal is not contingent on the approval of either the Common Stock Proposal or the Preferred Stock Proposal and will be implemented if the requisite vote is achieved, whether or not either of the Common Stock Proposal or the Preferred Stock Proposal is approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE VOTING RIGHTS PROPOSAL.

                        INFORMATION CONCERNING AUDITORS

     On recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as auditors of the Company for the current fiscal year. Ernst & Young LLP has served as the Company's auditors since its incorporation in 1973. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals on matters appropriate for stockholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by stockholders for inclusion in the proxy statement and form of proxy for the 2001 Annual Meeting of Stockholders must be received at the Company's principal executive office on or before September 28, 2000. After December 12, 2000, notice to the Company of a shareholder proposal submitted for consideration at the 2001 Annual Meeting of Stockholders, which is not submitted for inclusion in the Company's proxy statement and form of proxy, will be considered untimely and the persons named in the proxies solicited by the Company's Board of Directors for the 2001 Annual Meeting of Stockholders may exercise discretionary voting power with respect to any such proposal. Shareholder proposals may be mailed to Stephen A. Magida, Secretary, NetOptix Corporation, Sturbridge Business Park, P.O. Box 550, Sturbridge, Massachusetts 01566.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

December 27, 1999

                                                                       EXHIBIT A

                              NETOPTIX CORPORATION

                             1999 STOCK OPTION PLAN

SECTION 1. Purpose

     The purpose of the NetOptix Corporation 1999 Stock Option Plan (the "Plan) is to attract and retain key employees and consultants, to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company,

SECTION 2. Definitions

     "Affiliate" means any business entity in which the company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Board or the Committee.

     "Award" means any Option awarded under the Plan.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the principal purpose is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iv) a complete liquidation or dissolution of the Company; (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; or (vi) a change in control of a nature that would be required to be reported in response to Item 6(a) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor provision thereto, whether or not the Company is then subject to such reporting requirements.

     "Company" means NetOptix Corporation.

     "Code" means Internal Revenue Code of 1986, as amended from, time to time.

     "Committee" means the Committee appointed by the Board in accordance with
Section 3 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.

     "Common Stock" or "Stock" means the Common Stock of the Company.

     "Consultant" means any independent contractor retained to perform services for the Company.

     "Continuous Employment" means the absence of any interruption or termination of service as an Employee, Director or Consultant by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor the Company. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless re-employment upon expiration of such leave is guaranteed by statute or contract.

     "Covered Employee" means any individual whose compensation is subject to the limitations on tax deductibility provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder in effect at the close of the taxable year of the Company in which an Option has been granted to such individual.

     "Director" means a director of the Company.

     "Designated Beneficiary" means the beneficiary designated by a Participant in a manner determined by the Board or the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

     "Effective Date" means the date on which the Plan is initially approved by the stockholders in accordance with Section 20 of the Plan.

     "Employee" means any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means (i) the closing price of a Share on the principal exchange on which the Shares are traded, or (ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price of the Nasdaq National market or such successor quotation system (which, in the case of the grant of an Option, shall be the Closing price on the last trading day prior to the Grant Date), or (ii) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a Share as determined by the Company's Board of Directors in good faith, based upon such factors as they deem relevant. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time. Such determination shall be conclusive and binding on all persons.

     "Grant Date" means, with respect to an Option, the date that the Option is granted by the Committee.

     "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "Non-Employee Director" means a Director of the Company who qualifies as a Non-Employee Director as such term is defined in Section 240.16b-3(b)(3) of the General Rules and Regulations promulgated under the Exchange Act (the "General Rules and Regulations").

     "Non-qualified Stock Option" means an option to purchase shares of Common Stock under Section 6 that is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

     "Optionee" means an Employee or Consultant who receives an Option.

     "Option Agreement" means a written agreement between the Company and the Optionee, or a written certificate of the Company containing and confirming the terms of an Award.

     "Outside Director" means a Director of the Company who qualifies as an Outside Director as such term is used in Section 162(m) of the Code and defined in any applicable Treasury Regulations promulgated thereunder.

     "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     "Participant" means a person selected by the Board or the Committee to receive an Award under the Plan.

     "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

     "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, or any successor.

     "Section 162(m) Effective Date" means the first date as of which the limitations on the tax deductibility of certain compensation provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder are applicable to Options granted under the Plan.

     "Share" means a share of the Common Stock subject to an Option, as adjusted in accordance with Section 13 of the Plan.

     "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment by the Company or an Affiliate; and (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the Consultant by the Company or an Affiliate.

SECTION 3. Administration

     (a) The Plan shall be administered by the Board or the Committee. The Board or the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's or the Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Board or the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board or the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

     (b) Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to him/herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the grant of an Option to him or her.

     The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

     (c) The Plan shall be administered either by (i) the full Board; or (ii) a Committee of two (2) or more Directors, each of whom is a Non-Employee Director. The Board shall take all action necessary to administer the Plan so that all transactions involving Options and Shares issued pursuant to the Plan shall be exempt from Section 16(b) of the Exchange Act in accordance with the then effective provisions of Section 240-16b-3 et. seq. of the General Rules and Regulations; provided that any amendment to the Plan required for compliance with such provision shall be made consistent with the provisions of Section 8(d) of the Plan and the General Rules and Regulations.

     (d) Notwithstanding subsection (b) and (c) above, after the Section 162(m) Effective Date, the Plan and all Option grants shall be administered and approved by a Committee comprised solely of two or more Outside Directors.

SECTION 4. Eligibility

     All employees, and in the case of Awards other than Incentive Stock Options, Consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than any person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

SECTION 5. Stock Available for Awards

     (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 700,000 shares of Common Stock. If any Award in respect to shares of Common Stock expires or is terminated unexercised or is forfeited for any reason, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Board or the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board or the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Board or the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (c) The maximum number of Shares of Common Stock subject to Options that may be granted to any Participant in the aggregate in any fiscal year of the Company shall not exceed 100,000, subject to adjustment under subsection (b).

SECTION 6. Stock Options

     (a) Subject to the provision of the Plan, the Board or the Committee may award Incentive Stock Options and Non-qualified Stock Options and determine the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code, or any successor provision, and any regulations thereunder.

     (b) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Unless the Committee specifically determines otherwise at the time of the grant of the Option, each Option shall vest and become exercisable, cumulatively, as to one-quarter of the Option Shares at the end of each calendar year after the Grant Date until all of the Optioned Shares have vested, subject to the Optionee's Continuous Employment. An Option may not be exercised for fractional shares or for less than one hundred (100) Shares unless that is all the shares covered by the Option.

     (c) The Board or the Committee shall establish the option price at the time each Option is awarded, which price shall be not less than 100% of the Fair Market Value of the Common Stock on the Grant Date in the case of Incentive Stock Options and 85% of the Fair Market Value of the Common Stock on the Grant Date in the case of Non-qualified Stock Options.

     (d) After the Section 162(m) Effective Date, the exercise price of any Option granted to a Covered Employee shall be at least equal to the Fair Market Value of the Shares on the Grant Date.

     (e) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board or the Committee may specify in the applicable Award or thereafter. The Board or the Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (f) Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the Grant Date. The term of the Option shall be set forth in the Option Agreement. No Option shall be exercisable after the expiration of ten (10) years from the Grant Date, provided that no Incentive Stock Option granted to an Employee who, at the date such Option is granted owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the Grant Date.

     (g) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be in whole or part in cash or, to the extent permitted by the Board or the Committee at or after the award of an Option, as provided in the relevant Option Agreement, upon the delivery of Shares of Common Stock owned by the Optionee, or such other lawful consideration as the Board or the Committee may determine.

     (h) The consideration to be paid for the Optioned Shares shall be payment in cash or by personal check, cashier's check, certified check or wire transfer, unless payment in some other manner shall be approved by the Board of Directors, including by promissory note, other shares of the Company's Common stock or such other consideration and method of payment for the issuance of Optioned Shares as may be permitted by law. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

     (i) If an Optionee is permitted to exercise an Option by delivering Shares of the Company's Common Stock, the Option Agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of stock options) having a Fair Market Value equal to the Option price; or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a Fair Market Value equal to the Option price. Shares of the Company's Common Stock so delivered or withheld shall be valued at the Fair Market Value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee. Any balance of the Option price shall be paid in cash. Any Shares delivered or withheld in accordance with this provision shall again become available for purposes of the Plan and for Options subsequently granted thereunder. Any exercise of an Option by a Section 16 Person shall comply with the relevant requirements of Section 240.16b-1 et seq. of the General Rules and Regulations.

     (j) The Board or the Committee may provide for the automatic award of an Option upon the delivery of Shares to the Company in payment of an Option for up to the number of shares so delivered.

     (k) If an Optionee shall cease to be an Employee or Consultant for any reason other than permanent and total disability or death, he or she may, but only within ninety (90) days (or such other period of time as is determined by the Committee and set forth in the Option Agreement) after the date of Termination of Service, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of Termination of Service, subject to the condition that no Option shall be exercised after the expiration of the Option period.

     (l) If an Optionee shall cease to be an Employee or Consultant due to permanent disability, and such Optionee was in Continuous Employment as an Employee or Consultant from the Grant Date until the Date of Termination of Service, the Option may be exercised at any time within twelve (12) months following the date of Termination of Service (or such other period of time as is determined by the Committee and set forth in the Option Agreement), but only to the extent of the accrued right to exercise at the time of Termination of Service subject to the condition that no Option shall be exercised after the expiration of the Option period.

     (m) In the event of the death during the Option period of an Optionee who is at the time of his or her death an Employee or Consultant and who was in Continuous Employment as such from the Grant Date until the date of death, the Option may be exercised at any time within six (6) months following the date of death (or such other period of time as is determined by the Committee and set forth in the Option Agreement) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee's death, but only to the extent of the accrued right to exercise at the time of death, subject to the condition that no Option shall be exercised after the expiration of the Option period.

SECTION 7. General Provisions Applicable to Awards

     (a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule l6b-3 under Section 16(b), any Option issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

     (b) Documentation. Each Award under the Plan shall be evidenced by an Option Agreement specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board or the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

     (c) Board or Committee Discretion. Each type of Award may be made alone or in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board or the Committee need not treat Participants uniformly, except as otherwise provided by the Plan or a particular Award. Any determination with respect to an Award may be made by the Board or the Committee at the time of Award or at any time thereafter.

     (d) Conditions upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     (e) Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect to the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     (f) Change in Control. In order to preserve a Participant's right under an Award in the event of a Change in Control of the Company, the Board or the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that would have been received upon the exercise or realization of the Award had the Award been currently exercisable and available for sale, (iii) adjust the terms of the Award in a manner determined by the Board or the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board or the Committee may consider equitable and in the best interests of the Company.

     (g) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Board or the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's or the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the participant.

     (h) Amendment of Award. The Board or the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise, accelerating or waiving the vesting schedule and converting an Incentive Stock Option to a Non-qualified Stock Option, provided that the Participant's consent to such action shall be required unless the Board or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 8. Miscellaneous

     (a) No Right To Employment. No persons shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or engagement by the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a Stockholder with respect to any shares of Common Stock to be distributed or acquired under the Plan until he or she becomes the holder thereof.

     (c) Effective Date. Subject to the approval of the Stockholders of the Company, the Plan shall be effective on the date the Plan is approved by a vote of the Stockholders. Awards may be made before, but expressly subject to, such approval.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without Stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b).

     (e) Governing Law. The provisions of the Plan shall be governed and interpreted in accordance with the laws of the State of Delaware.

                                                                       EXHIBIT B

                              NETOPTIX CORPORATION

                             1999 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     THIS 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (the "Plan") is hereby established by NETOPTIX CORPORATION, a Delaware corporation (the "Company"), approved by the Company's Board of Directors on the 14th day of December, 1999, and effective as of the "Effective Date", as defined below.

                                   ARTICLE I

                                    PURPOSE

     1.1 Purpose. NetOptix Corporation 1999 Stock Option Plan for Non-Employee Directors is intended to provide incentive to directors of the Company who are not employees of the Company, or a parent or subsidiary corporation, to encourage such directors to acquire a proprietary interest in the Company and to continue their association with the Company.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 Administrator. "Administrator" shall refer to the Committee of the Board appointed to administer the Plan, and if no such Committee has been appointed, the term "Administrator" shall mean the Board.

     2.2 Award Date. "Award Date" means the date on which an Option is granted by the Board, which, in the case of the initial grant to Participants pursuant to Section 6.1, shall be the Effective Date.

     2.3  Board. "Board" means the Board of Directors of the Company.

     2.4 Change in Control. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the principal purpose is to change the state in which the Company is incorporated;
(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; or (vi) a change in control of a nature that would be required to be reported in response to Item 6(a) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor provision thereto, whether or not the Company is then subject to such reporting requirements.

     2.5  Code. "Code" means the Internal Revenue Code of 1986, as amended.

     2.6  Committee. "Committee" shall have the meaning ascribed to it in
Section 8.1.

     2.7 Company. "Company" means NetOptix Corporation, and its majority-owned subsidiaries and wholly-owned subsidiaries of its majority-owned subsidiaries, as well as any parent corporation of NetOptix Corporation.

     2.8 Company Stock. "Company Stock" means shares of the common stock of the Company.

     2.9 Disability. "Disability" means the condition, as determined by the Administrator, of a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve months. The Administrator's determination of Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.10 Effective Date. "Effective Date" means the date on which the Plan is approved by the Stockholders of the Company, presently contemplated to be January 26, 2000.

     2.11 Executive Officer. "Executive Officer" means the President, any Vice President or Treasurer of the Company or any of its material subsidiaries.

     2.12 Exercise Price. "Exercise Price" means the price per share of Company Stock at which an Option may be exercised.

     2.13 Fair Market Value. "Fair Market Value" means the value of one share of Company Stock, determined as follows:

          (a) If the Company Stock is not listed or admitted to trading on a stock exchange or the NASDAQ National Market System, the last sale price of the Company Stock in the over-the-counter market on the last trading day prior to the Award Date (or other relevant date of determination); or

          (b) If the Company Stock is then listed or admitted to trading on any stock exchange or the NASDAQ National Market System, the closing sale price on the last trading day prior to the Award Date (or other relevant date of determination) on the principal stock exchange on which the Company Stock is then listed or admitted to trading.

     If no closing sale price is quoted on such day, or if no sale takes place on such day on such principal exchange or the NASDAQ National Market System, as the case may be, then the closing sale price on the over-the-counter market or the closing sale price of the Company Stock on such exchange or the NASDAQ National Market System on the next preceding day on which a sale occurred or closing sale price was reported, as the case may be, shall be the Fair Market Value. During such times as there is not a market price available, the Fair Market Value shall be determined by the Administrator in good faith, which determination shall be conclusive and binding on all interested parties.

     2.14  Option. "Option" means any stock option granted pursuant to the Plan.

     2.15 Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee, or written certificate issued by the Company to the Optionee, with respect to which an Option or Options are granted under the Plan.

     2.16  Optionee. "Optionee" means a Participant who has received an Option.

     2.17  Participant. "Participant" means a member of the Board who is neither
(i) an employee (within the meaning of Code Section 3401 and the regulations thereunder) of the Company, nor (ii) serving as an Executive Officer of the Company pursuant to any arrangement under which such person or his or her affiliate receives compensation.

     2.18 Plan. "Plan" means NetOptix Corporation 1999 Stock Option Plan for Non-Employee Directors.

     2.19 Purchase Price. "Purchase Price" means the Exercise Price times the number of whole shares of Company Stock with respect to which an Option is exercised.

                                  ARTICLE III

                                  ELIGIBILITY

     3.1 Eligibility. The persons who shall be eligible to receive Options under the Plan shall be all directors of the Company who are Participants.

                                   ARTICLE IV

                      ADOPTION AND EFFECTIVE DATE OF PLAN

     4.1 Effective Date. The Plan was adopted and approved by the Board on December 14, 1999, but shall become effective only on the Effective Date, after approval of the stockholders of the Company and shall terminate ten years after such Effective Date.

                                   ARTICLE V

                                 COMPANY STOCK

     5.1 Grant of Company Stock. The stock subject to Options granted under the Plan shall be shares of the Company's authorized but unissued or reacquired Company Stock. The aggregate number of shares which may be issued under Options exercised under the Plan shall not exceed Two Hundred Thousand (200,000) shares. The number of shares subject to Options outstanding under the Plan at any time may not exceed the number of shares remaining available for issuance under the Plan. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan. The limitations established by this Section shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Article IX.

                                   ARTICLE VI

                   TIMING, SIZE AND VESTING OF OPTION GRANTS

     6.1 Initial Grant of Options. Each director who qualifies as a Participant who is in service as a director as of the Effective Date shall be granted an Option as of such date covering Twenty Five Thousand (25,000) shares of the Company Stock. Such Options shall vest immediately as to Six Thousand Two Hundred Fifty (6,250) shares, which shall be immediately exercisable; the balance of Eighteen Thousand Seven Hundred Fifty (18,750) shares shall vest over the succeeding three (3) years and become exercisable as to an additional Six Thousand Two Hundred Fifty (6,250) shares on each of the first three (3) anniversaries of the Effective Date so long as the Participant continues as a director of the Company on the applicable vesting date.

     6.2  Subsequent Grants of Options.

     (a) Each director Participant who does not qualify for the grant of an Option under Section 6.1 above, including directors in service as of the Effective Date who were not otherwise qualified for a grant of an Option, and persons who subsequent to the Effective Date become directors, shall be granted an Option covering Twenty Five Thousand (25,000) shares of the Company's stock as of the date such person becomes a director or, if already a director, becomes eligible to be a Participant, provided that as of such date (i) the Plan shall remain in effect, (ii) there are sufficient shares remaining available for issuance under the Plan, and (iii) such person is a qualifying Participant hereunder.

     (b) In the event that the number of shares available under the Plan is insufficient to permit the grant of Options to any one or more director Participants who would otherwise receive a grant of an Option pursuant to this
Section 6.2, then one or more Options covering the remaining available shares shall be granted to the director or directors entitled to such Options, pro rata if more than one.

     (c) Once Options on all shares available under the Plan have been granted, no further Options shall be granted, except to the extent that additional shares become available pursuant to Sections 5.1 or 7.5(b) hereof by reason of the termination or expiration of Options previously granted (but the availability of such additional shares shall not alter or affect any Options previously granted which were subject to the limitations imposed by Section 6.2(b) above).

     6.3 Vesting. Each Option granted pursuant to Section 6.2 shall vest immediately as to one-fourth of the shares covered thereby; the balance shall vest and become exercisable as to one-fourth of the shares covered by such Option on each of the first three (3) anniversaries of the Award Date so long as the Participant continues as a director of the Company on the applicable vesting date.

                                  ARTICLE VII

                        TERMS AND CONDITIONS OF OPTIONS

     7.1 Exercise of Option. Any Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Administrator shall from time to time determine, which Option Agreement shall comply with and be subject to the terms and conditions of this Article. Any Optionee may exercise any vested Option by executing and delivering to the Chief Financial Officer or Secretary of the Company a notice of exercise of such Option.

     7.2 Optionee's Agreement. Each Optionee shall agree to serve as a director and to render to the Company his or her services in good faith in accordance with the duties of a director for the remainder of the term for which he or she was elected, but such agreement shall not impose upon the Company any obligation to retain the Optionee as a director for any period and any director shall be permitted to resign for any reason deemed appropriate by such director.

     7.3 Number of Shares. Each Option Agreement shall state the number of shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Article IX.

     7.4 Exercise Price. Each Option Agreement shall state the Exercise Price, which price shall be one hundred percent (100%) of the Fair Market Value on the Award Date.

     7.5  Medium and Time of Payment.

     (a) The Purchase Price shall be payable in full upon the exercise of the Option. The Purchase Price may be paid in cash, by personal check, or, with the consent of the Administrator or as provided in the Option Agreement, by delivery of Company Stock owned by Optionee valued at Fair Market Value as of the date of delivery, or by any combination of the foregoing. No share of Company Stock shall be issued upon the exercise of an Option until full payment therefor has been made.

     (b) If an Optionee is permitted to exercise an Option by delivering shares of Company Stock, the Option Agreement covering such Option may include, to the extent permitted by applicable law, provisions authorizing the Optionee to exercise the Option, in whole or in part, by (i) delivering whole shares of Company Stock previously owned by such Optionee (whether or not acquired through the prior exercise of stock options) having a Fair Market Value equal to the Option price; or (ii) directing the Company to withhold from the shares of Company Stock that would otherwise be issued upon exercise of the Option that number of whole shares having a Fair Market Value equal to the Option price. Shares of Company Stock so delivered or withheld shall be valued at the Fair Market Value, as determined by the Committee. Any balance of the Option price shall be paid in cash or by personal check. Any Company Stock delivered or withheld in accordance with this provision shall again become available for purposes of the Plan and for Options subsequently granted thereunder. Any exercise of an Option by an Optionee shall comply with the relevant requirements of Section 240.16b-1 et seq. of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934.

     7.6 Withholding Taxes. In the event the Administrator determines that it is required to withhold state or federal income tax or FICA tax as a result of the exercise of any Option, it may require the Optionee to make arrangements satisfactory to the Administrator to enable it to satisfy such withholding requirements as a condition to the exercise of the Option, including the cancellation of a portion of the Option.

     7.7 Term and Exercise of Options. Each Option Agreement shall state the time or times when the Option so evidenced becomes exercisable in accordance with Article VI hereof. All Options under this Plan expire not later than the tenth anniversary of the date of grant.

     7.8 Termination of Status as Director. In the event that an Optionee shall cease to be a director of the Company for any reason, including death or Disability, such Optionee or his or her heirs and personal representatives, as the case may be, shall have the right to exercise his or her Options at any time within ninety (90) days after such termination (twelve (12) months in the case of termination by reason of death or disability) to the extent that, at the date of such termination, the Optionee's right to exercise such Options had vested pursuant to the terms hereof and of the Option Agreement and had not previously been exercised. An Optionee's right to exercise the then unvested portion of Options shall terminate as of the date of termination of the Optionee's status as a director.

     7.9 Nontransferability of Options. During the lifetime of an Optionee, his or her Options shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and may be exercised by the Optionee's executor, administrator or personal representative.

     7.10 Rights as a Stockholder. An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article IX.

     7.11 Registration Rights. An Option Agreement may provide for the right of an Optionee to require the Company to register the shares issuable on exercise of an Option and the right to include such shares in other registrations of the Company. The Company may, in its sole discretion, register the shares issuable pursuant to the Plan pursuant to Form S-8 or other available form for registration under the Securities Act of 1933, as amended (the "Act").

     7.12 Other Provisions. An Option Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option.

     7.13 Use of Exercise Proceeds. The proceeds received by the Company from the sale of Company Stock pursuant to the exercise of Options will be used for general corporate purposes.

                                  ARTICLE VIII

                                 ADMINISTRATION

     8.1  Plan Administration.

     (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" shall mean the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

     (b) In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

          (i) To designate agents to carry out responsibilities relating to the Plan;

          (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

          (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

          (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

     (c) Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.

     8.2 Limitation on Liability. No Employee of the Company or member of the Board shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board, and any other employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

                                   ARTICLE IX

                          CHANGES IN CAPITAL STRUCTURE

     9.1 Changes in Capitalization of the Company. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each Option under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under an Option or which have been returned to the Plan upon the cancellation of an Option, as well as the Exercise Price of each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or Exercise Price of Company Stock subject to an Option.

     9.2 Limitation on Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                   ARTICLE X

                               CHANGE IN CONTROL

     10.1 Change in Control. In order to preserve the Optionee's rights in the event of a Change in Control of the Company, the Board may at any time after any Options are granted take any one of more of the following actions: (A) provide for the acceleration of any time periods relating to the exercise of any Options, including to a time prior to the consummation of such Change in Control; (B) provide for the purchase of each Option for an amount of cash or other property that could have been received upon the exercise of the Option had the Option been currently exercisable; (C) adjust the terms of the Options in a manner determined by the Board to reflect the Change in Control; (D) cause the Options to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options, or the substitution for such Options of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options, or the new options substituted therefor, shall continue in the manner and under the terms so provided; or (E) make such other provision as the Administrator may consider equitable. If the Board does not take any of the forgoing actions, the Plan and all unexercised Options shall terminate upon the consummation of the Change in Control.

                                   ARTICLE XI

                          SECURITIES LAW REQUIREMENTS

     11.1 Securities Laws Compliance. Notwithstanding any other provisions of the Plan or agreements made pursuant thereto, the Company (at its option) shall not be required to issue or deliver any certificate or certificates for shares of stock upon the exercise of any Option prior to fulfillment of all of the following conditions:

          (a) The listing or approval for listing upon notice of issuance of such shares on any securities exchange as may at the time be the market for the Company Stock;

          (b) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification, or receipt of such representations and assurances and compliance with such conditions, to make the issuance of the shares exempt from such registration or qualification which the Company shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (c) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Company shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

                                  ARTICLE XII

                             MISCELLANEOUS MATTERS

     12.1 Amendment and Termination. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Notwithstanding the foregoing, no such amendment or termination shall affect Options previously granted, nor may an amendment make any change in any Option previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

          (a) Increase the number of shares of Company Stock that may be issued under the Plan;

          (b) Decrease the price at which Options may be granted; or

          (c) Amend this Section to defeat its purpose.

     12.2 Stockholder Approval. Continuance of the Plan and the effectiveness of any Option granted hereunder shall be subject to approval by the affirmative vote or written consent of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon within 12 months after the date the Plan is adopted by the Board.

     12.3 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect.

     12.4 No Enlargement of Director Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Optionee or to be consideration for, or an inducement to, or a condition of, the engagement of any Optionee. Nothing contained in the Plan shall be deemed to give the right to any Optionee to be retained as a director of the Company or to interfere with the right of the Company to discharge any Optionee at any time.

     12.5 Governing Law. To the extent not preempted by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Delaware.

                                                                       EXHIBIT C

                      PROPOSED AMENDMENT TO ARTICLE FOURTH
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              NETOPTIX CORPORATION

A.  Text of Proposed Article FOURTH

     Set forth below is the proposed amendment to the text of Article FOURTH of the Restated Certificate of Incorporation of NetOptix Corporation:

          "FOURTH:

             (a) The total number of shares of stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, one cent ($.01) par value, and two million (2,000,000) shares of preferred stock, one cent ($.01) par value. Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

             (b) Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation. Subject to the provisions of this Restated Certificate of Incorporation and this Article FOURTH, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series.

             (c) Authorized and unissued shares of preferred stock may be issued with such designations, voting powers, preferences and relative participating optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors of the Corporation may authorize by resolutions duly adopted prior to the issuance of any shares of any class or series of preferred stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the Company or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible."

                                     *****

B.  Text of Existing Article FOURTH

     Set forth below is the text of Article FOURTH as currently set forth in the Restated Certificate of Incorporation of NetOptix Corporation:

          "FOURTH:

             The total number of shares of stock which the Corporation shall have authority to issue is thirty-six million (36,000,000) shares of common stock, one cent ($.01) par value."

                                                                       EXHIBIT D

                             TEXT OF ARTICLE FIFTH
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              NETOPTIX CORPORATION

     Set forth below is the text of Article FIFTH of the Restated Certificate of Incorporation of NetOptix Corporation containing the current super-majority voting provision proposed to be deleted:

          "FIFTH:

             The affirmative vote or consent of two-thirds (66 2/3%) of the outstanding Common Stock of the Corporation shall be necessary to approve (a) any merger, consolidation, dissolution or liquidation of the Corporation, (b) the sale of substantially all of its assets, or (c) any amendment to this Certificate of Incorporation which would modify this Article FIFTH."

     If the deletion of Article FIFTH is approved, the remaining Articles of the Restated Certificate of Incorporation will be appropriately renumbered.

                                                                  SKU 4620-PS-99

                                   DETACH HERE

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              NETOPTIX CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS JANUARY 26, 2000

The undersigned hereby appoints Gerhard R. Andlinger and Charles E. Ball, or either of them, with power of substitution in each, proxies to vote all shares of Common Stock of the undersigned in NetOptix Corporation at the Annual Meeting of Stockholders to be held January 26, 2000 and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
SIDE                                                                   SIDE

                                   DETACH HERE

[X]  Please mark
     votes as in
     this example.

Shares will be voted as specified by the shareholder. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE PROPOSALS BELOW. If other matters come before the meeting, the proxies or substitutes may vote upon such matters according to their best judgment.

1. Proposal to elect Directors.

NOMINEES: Gerhard R. Andlinger, Charles E. Ball, John F. Blais, Jr., Todd F. Davenport, Robert D. Happ, Stephen A. Magida and Paul C. O'Brien.

FOR                   WITHHELD
ALL      [ ]    [ ]   FROM ALL
NOMINEES              NOMINEES

[ ] FOR ALL NOMINEES EXCEPT AS NOTED ABOVE.

2.  Proposal to approve 1999 Stock Option           FOR AGAINST ABSTAIN
    Plan.                                           [ ]   [ ]     [ ]

3.  Proposal to approve 1999 Stock Option           FOR AGAINST ABSTAIN
    Plan for Non-Employee Directors.                [ ]   [ ]     [ ]

4.  Proposal to amend the Restated Certificate      FOR AGAINST ABSTAIN
    of Incorporation to increase authorized         [ ]   [ ]     [ ]
    shares of Common Stock.

5.  Proposal to amend the Restated Certificate      FOR AGAINST ABSTAIN
    of Incorporation to authorize a new class       [ ]   [ ]     [ ]
    of undesignated Preferred Stock.

6.  Proposal to amend the Restated Certificate      FOR AGAINST ABSTAIN
    of Incorporation to eliminate the super-        [ ]   [ ]     [ ]
    majority voting provision.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name(s) appear(s) at left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including the case of joint tenants, each party should sign. Thank you.

Signature: ____________________ Date: ________

Signature: ____________________ Date: ________